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                                                        Exhibit 10.26.4




                              GUARANTEE


                             in favor of


                      MEESPIERSON CAPITAL CORP.,
                         as Security Trustee





                          December 17, 1997

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                              GUARANTEE



          THIS GUARANTEE, dated as of December 17, 1997, is made by O'BRIEN (PHILADELPHIA) COGENERATION INC., a Delaware corporation, (the "Guarantor"), in favor of MEESPIERSON CAPITAL CORP., a corporation organized under the laws of the State of Delaware, in its capacity as security trustee under the Credit Agreement referred to in Recital (A) below.

                           WITNESSETH THAT:

WHEREAS:

     (A) By a Credit Agreement dated as of December 17, 1997 (the "Credit Agreement") and made by and among (i) NRG Generating (U.S.) Inc., a Delaware corporation (the "Borrower"), (ii) MeesPierson Capital Corp. ("MPCC"), as arranger (the "Arranger"), (iii) the Lenders (as such term is defined in the Credit Agreement) and (iv) MPCC, as agent (the "Agent") and security trustee (the "Security Trustee") for the Lenders, the Lenders have agreed to make available to the Borrower upon the terms and conditions therein described a three year revolving credit facility in the maximum principal amount not to exceed at any one time outstanding Thirty Million United States Dollars ($30,000,000) (the "Credit Facility"). Words and expressions used herein as defined terms but not defined herein shall have the meanings ascribed thereto in the Credit Agreement.

     (B) It is a condition precedent to the Lenders making the Credit Facility available to the Borrower that the Guarantor enter into this Guarantee and otherwise agree to be bound by the terms of this Guarantee.

          NOW, THEREFORE, in consideration of the premises and for other valuable consideration, the receipt and adequacy of which the Guarantor hereby acknowledges, the Guarantor hereby agrees as follows:

     1.   GUARANTEE

          (a) The Guarantor hereby unconditionally and irrevocably guarantees as primary obligor and not merely as surety to the Security Trustee, for the account of the Agent, the Security Trustee, the Arranger and the Lenders (together, the "Creditors") on first demand the due and punctual payment, when due, whether by acceleration or

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otherwise, of all sums owing by the Borrower to any of the Creditors under the Credit Agreement, the Note and the Security Documents, together with any and all reasonable out-of-pocket legal costs and other reasonable expenses incurred in connection therewith by any of the Creditors and, in case of extension of time of payment or renewal in whole or in part of the said obligations of the Borrower, the prompt payment when due of all said sums according to such extension or extensions or renewal or renewals, whether by acceleration or otherwise.

          (b) The Guarantor makes this guarantee (hereinafter, this "Guarantee") irrespective of the validity, regularity or enforceability of the Credit Agreement, the Note or any of the Security Documents or any of the obligations under the Credit Agreement, the Note and the Security Documents and irrespective of any present or future law or order of any government (whether of right or in fact) or of any agency thereof purporting to reduce, amend or otherwise affect any obligation of the Borrower or to vary the terms of payment or to restrict the right or power of the Borrower or of the Guarantor to make payment of any of their respective obligations to any of the Creditors. This Guarantee is a guarantee of payment and performance and not of collection.

     2.   REPRESENTATIONS AND WARRANTIES

          The Guarantor hereby represents and warrants to the Security Trustee on behalf of the Creditors (which representations and warranties shall survive the execution and delivery of this Guarantee) that the representations set forth in Section 2 of the Credit Agreement insofar as they relate to the Guarantor are true and correct and hereby incorporate, repeat and represent, on its own behalf, without limitation, such representations as though they were set forth herein at length.

     3.   COVENANTS

          (a) The Guarantor hereby covenants and undertakes with the Security Trustee, on behalf of the Creditors, that from the date hereof and so long as any principal, interest or other monies are owing by the Borrower under or in connection with the Credit Agreement, the Note, the Security Documents, or any of them, it will:

                  (i) duly perform and observe the terms of this Guarantee;

            (ii) promptly upon obtaining knowledge thereof, inform the Agent of the occurrence of (a) any Event of Default (as such term is defined in the Credit Agreement) or of any event which, with the giving of notice or lapse of time, or both, would constitute an Event of

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                      Default,   (b)  any  litigation  or  governmental
proceeding pending or threatened against it which could reasonably be expected to have a material adverse effect on its business, assets, operations, property or financial condition and (c) any other event or condition which is reasonably likely to have a material adverse effect on its ability to perform its obligations under this Guarantee;

           (iii) obtain every consent and do all other acts and things which may from time to time be necessary or advisable for the continued due performance of all its obligations under this Guarantee; and

                (iv)    perform each and every covenant and
                undertaking in the Credit Agreement applicable to it or procure the performance thereof as though such covenants and undertakings were set forth at length herein.

          (b) The Guarantor hereby covenants and undertakes with the Security Trustee on behalf of the Creditors that, from the date hereof and so long as any principal, interest or other monies are owing by the Borrower under or in connection with the Credit Agreement, the Note, the Security Documents or any of them, it will not, without the prior written consent of the Majority Lenders (or all of the Lenders if required by Section 16.7(b) of the Credit Agreement) other than as expressly permitted by the terms of the Credit Agreement and the Security Documents:

                   (i) sell, assign, transfer, pledge or otherwise convey or dispose of or issue any of the shares of its capital stock to anyone other than the Borrower, except as permitted under clause (iii) below;

                   (ii) sell, or otherwise dispose of, or grant any
                security interest in, lien on or encumbrance over any of its assets which constitute Collateral, except for sales and dispositions of obsolete, worn or replaced property not used or useful in Guarantor's business provided that the proceeds thereof (to the extent not used to replace such obsolete, worn or replaced property) shall be deposited in the Collection Account; or

                   (iii)     consolidate with, or merge into, any
                corporation, or merge any corporation into it;
                provided, however, that the Guarantor shall be permitted to merge with or consolidate with any other Security Party so long as no Event of Default would result therefrom and

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                        the Guarantor is the surviving entity in such
                merger or consolidation.

     4.   PAYMENTS

          4.1 Payment. (a) All payments by the Guarantor under this Guarantee shall be made in the same manner as the Borrower is required to make payments under the Loan Agreement as specifically set forth therein.

               (b) On all sum or sums for which the Guarantor is liable hereunder interest shall be due at the Default Rate specified in
Section 1.1 in the Credit Agreement from the date of the demand made hereunder until the date of payment of such amount by the Guarantor.

          4.2 Taxes; Withholdings. Subject to such Creditor's compliance with Section 4.3 below, if the Guarantor shall at any time be compelled by law to withhold or deduct any Taxes from any amounts payable to the Creditor hereunder, then the Guarantor shall pay such additional amounts in Dollars as may be necessary in order that the net amounts received after withholding or deduction shall equal the amounts which would have been received if such withholding or deduction were not required and, in the event any withholding or deduction is made, whether for Taxes or otherwise, the Guarantor shall promptly send to the Agent such documentary evidence with respect to such withholding or deduction as may be required from time to time by the Creditors.

          4.3 Tax Forms. Each Creditor shall promptly provide the Guarantor with two duly completed copies of Internal Revenue Service Form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Creditor is entitled to benefits under an income tax treaty to which the United States is a party that exempts withholding tax on payments under this Guarantee or the Note or certifying that the income receivable pursuant to this Guarantee or the Note is effectively connected with the conduct of a trade or business in the United States.

          4.4 Tax Credits. If any Creditor obtains the benefit of a credit against the liability thereof for federal income taxes imposed by any taxing authority for all or part of the Taxes as to which the Guarantor has paid additional amounts as aforesaid (and each Creditor agrees to use its best efforts to obtain the benefit of any such credit which may be available to it, provided it has knowledge that such credit is in fact available to it), then such Creditor shall reimburse the Guarantor for the amount of the credit so obtained.

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     5.   PRESERVATION OF RIGHTS

          (a) The Guarantor hereby consents that from time to time, the time for the performance and/or observance by the Borrower of any of the agreements, covenants or conditions in the Credit Agreement, the Note or the Security Documents, or any of them, on the part of the Borrower to be performed and/or observed may be waived or the time of performance thereof extended by the Creditors and payment of any sums owing or payable under any such document may be extended or any such document may be renewed in whole or in part or modified in any respect or any collateral or arrangement provided for by any such document as security for any obligation contemplated by any such document may be exchanged, surrendered, released or otherwise dealt with as the Creditors may determine, that the time for the making of any payment of any obligation hereby guaranteed may be accelerated in accordance with any agreement between any of the Creditors and the Borrower, and that any of the acts mentioned in any of said documents may be done and that any other guarantor of any of the obligations hereby guaranteed and/or any document or security therefor may be released in whole or in part without affecting the obligations of the Guarantor hereunder.

          (b) The Guarantor hereby waives any presentment, demand of payment, protest and notice of nonpayment or protest thereof or of any exchange, sale, surrender, release or other handling or disposition of such collateral or arrangement. The obligations of the Guarantor hereunder shall not be affected by receipt by any Creditor of any proceeds of any security at any time held by any of the Creditors.

          (c) The Guarantor agrees that so long as the Borrower remains under any actual or contingent liability under the Credit Agreement and the Security Documents any rights which the Guarantor may at any time have by reason of the performance by the Guarantor of its obligations hereunder (a) to be indemnified by the Borrower and/or
(b) to claim any contribution from any other guarantor or Security Party of the Borrower's obligations under the Credit Agreement or the Security Documents and/or (c) to take the benefit (in whole or in part) of any security taken pursuant to this Guarantee or the Credit Agreement or the Security Documents by, all or any of the persons to whom the benefit of the Guarantor's obligations are given, shall be exercised by the Guarantor in such manner and upon such terms as the Creditors may require and further agrees to hold any monies at any time received by it as a result of the exercise of any such rights or otherwise for and on behalf of and to the order of the Creditors for application in or towards payment of any sums at any time owed by the Borrower under the Credit Agreement or the Security Documents.

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          (d)  The Guarantor further agrees that its liabilities
hereunder shall be unconditional irrespective of any other circumstance which might otherwise constitute a discharge at law or in equity of a guarantor or surety. The Guarantor further guarantees that all payments made by the Borrower, the Guarantor, or either of them, to any of the Creditors on any obligation hereby guaranteed will, when made, be final and agrees that, if any such payment is recovered from, or repaid by, any of the Creditors in whole or in part in any bankruptcy, insolvency or similar proceeding instituted by or against the Borrower, or the Guarantor, or either of them, this Guarantee shall continue to be fully applicable to such obligation to the same extent as though the payment so recovered or repaid had never been originally made on such obligation.

          (e) The Creditors may enforce the Guarantor's obligations hereunder without in any way first pursuing or exhausting any other rights or remedies which any of the Creditors may have against the Borrower, or against any other person, firm or corporation, or against any security any of the Creditors may hold.

          (f) The Guarantor hereby irrevocably waives all rights of subrogation (whether contractual, under Section 509 of Title 11 of the United States Code entitled "Bankruptcy" as now or hereafter in effect, or any successor thereto (herein called the "Bankruptcy Code"), under common law, or otherwise) to the claims of any of the Creditors against the Borrower and all contractual, statutory or common law rights of contribution, reimbursement, indemnification and similar rights and "claims" (as such term is defined in the Bankruptcy Code) against the Borrower which arise in connection with, or as a result of, this Guarantee, until such time as the obligations of the Borrower under or in connection with the Credit Agreement, the Note and the Security Documents have been indefeasibly paid in full.

          (g) The Guarantor shall not assign, transfer, hypothecate or dispose of any claim that it has or may have against the Borrower while any indebtedness of the Borrower to the Creditors remains unpaid, without the written consent of each of the Creditors.

          (h) Any delay in or failure to exercise any right or remedy of any of the Creditors shall not be deemed a waiver of any obligation of Guarantor or right of any of the Creditors. This Agreement may be modified, and any of the Creditors' rights hereunder waived, only by an agreement in writing signed by all of the Lenders.

          (i) Notice of acceptance by the Security Trustee on behalf of the Creditors of this Guarantee and of the incurring of any or all of the obligations hereby guaranteed is hereby waived by the Guarantor, and this Guarantee and all of the terms

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and provisions hereof shall immediately be binding upon the Guarantor from the date of execution hereof.

     6.   BENEFIT OF GUARANTEE; ASSIGNMENT

          This Guarantee shall inure to the benefit of the Creditors, their successors and permitted assigns, and shall bind the successors and assigns of the Guarantor.

     7.   WAIVER OF JURY TRIAL; GOVERNING LAW; JURISDICTION

          THE GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, EACH OF THE SECURITY TRUSTEE AND THE CREDITORS, HEREBY WAIVES TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY ANY PARTY HERETO OR BENEFICIARY HEREOF ON ANY MATTER WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS GUARANTEE.

          THIS GUARANTEE AND ALL RIGHTS, OBLIGATIONS AND LIABILITIES ARISING HEREUNDER SHALL BE CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK.

          Unless the context otherwise requires, all terms used herein which are defined in the New York Uniform Commercial Code shall have the meanings therein stated.

          The Guarantor hereby irrevocably submits to the jurisdiction of the courts of the State of New York and of the United States District Court for the Southern District of New York in any action or proceeding brought against it by any of the Creditors under this Guarantee or under any document delivered hereunder and hereby irrevocably agrees that valid service of summons or other legal process on it may be effected by serving a copy of the summons and other legal process in any such action or proceeding on the Guarantor by mailing (certified or registered mail) or delivering the same by hand to the Guarantor at the address indicated for notices in Section 9. The service, as herein provided, of such summons or other legal process in any such action or proceeding shall be deemed personal service and accepted by the Guarantor as such, and shall be legal and binding upon the Guarantor for all the purposes of any such action or proceeding. A judgment (a certified or exemplified copy of which shall be conclusive evidence of the fact and of the amount of any indebtedness of the Guarantor to the Creditors) after exhaustion of any appeals taken against the Guarantor in any such legal action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the

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judgment.  The Guarantor will advise the Agent promptly of any change of address for the purpose of service of process. Notwithstanding anything herein to the contrary, the Creditors may bring any legal action or proceeding in any other appropriate jurisdiction.

     8.   FRAUDULENT CONVEYANCES; FRAUDULENT TRANSFERS

          Notwithstanding anything to the contrary contained in the Credit Agreement, the Note, this Guarantee or any of the other Security Documents, in the event that any court or other judicial body of competent jurisdiction determines that legal principles of fraudulent conveyances, fraudulent transfers or similar concepts are applicable in evaluating the enforceability against the Guarantor or its assets of the Credit Agreement, the Note, this Guarantee or any other Security Document granted by the Guarantor as security for its obligations hereunder and that under such principles, this Guarantee or such other Security Documents would not be enforceable against the Guarantor or its assets unless the following provisions of this Section 8 had effect, then, the maximum liability of the Guarantor hereunder (the ``Maximum Liability Amount'') shall be limited so that in no event shall such amount exceed the lesser of (i) the Indebtedness and (ii) an amount equal to the aggregate, without double counting, of (a) ninety-five percent (95%) of the Guarantor's Adjusted Net Worth (as hereinafter defined) on the date hereof, or on the date enforcement of this Guarantee is sought (the ``Determination Date''), whichever is greater, (b) the aggregate fair value of the Guarantor's Subrogation and Contribution Rights (as hereinafter defined) and (c) the amount of any Valuable Transfer (as hereinafter defined) to the Guarantor, provided that the Guarantor's liability under this Guarantee shall be further limited to the extent, if any, required so that the obligations of the Guarantor under this Guarantee shall not be subject to being set aside or annulled under any applicable law relating to fraudulent transfers or fraudulent conveyances. In determining the limitations, if any, on the amount of any of the Guarantor's obligations hereunder pursuant to the preceding sentence, any rights of subrogation or contribution (collectively the ``Subrogation and Contribution Rights'') which the Guarantor may have on the Determination Date with respect to any other guarantor of the Indebtedness under applicable law shall be taken into account. As used in Section 8, ``Indebtedness'' of the Guarantor shall mean, all of the Guarantor's present or future indebtedness whether for principal, interest, fees, expenses or otherwise, to the Creditors under the Credit Agreement, the Note and the Security Documents. As used herein ``Adjusted Net Worth'' of the Guarantor shall mean, as of any date of determination thereof, an amount equal to the lesser of (a) an amount equal to the excess of
(i) the amount of the present fair salable value of the assets of the Guarantor over (ii) the amount that will be required to pay the Guarantor's probable liability on its then existing debts, including contingent liabilities, as they become absolute and matured, and (b) an amount equal to (i) the excess of the sum of the Guarantor's property at a fair valuation over (ii) the amount of all liabilities of the Guarantor, contingent or otherwise,

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as such terms are construed in accordance with applicable laws governing determinations of the insolvency of debtors. In determining the Adjusted Net Worth of the Guarantor for purposes of calculating the Maximum Liability Amount for the Guarantor, the liabilities of the Guarantor to be used in such determination pursuant to each section
(ii) of the preceding sentence shall in any event exclude (a) the liability of the Guarantor under this Guarantee and the other Security Documents to which it is a party, (b) the liabilities of the Guarantor subordinated in right of payment to this Guarantee and (c) any liabilities of the Guarantor for Subrogation and Contribution Rights to any of the other guarantors. As used herein ``Valuable Transfer'' shall mean, in respect of the Guarantor, (a) all loans, advances or capital contributions made to the Guarantor with proceeds of the Credit Facility, (b) all debt securities or other obligations of the Guarantor acquired from the Guarantor or retired by the Guarantor with proceeds of the Credit Facility, (c) the fair market value of all property acquired with proceeds of the Loan and transferred, absolutely and not as collateral, to the Guarantor, (d) all equity securities of the Guarantor acquired from the Guarantor with proceeds of the Credit Facility, and (e) the value of any other economic benefits in accordance with applicable laws governing determinations of the insolvency of debtors, in each such case accruing to the Guarantor as a result of the Credit Facility and this Guarantee.

     9.   NOTICES

          Notices and other communications hereunder shall be in writing and may be given at the address or telecopy number set forth below:

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If to the Guarantor:

               O'Brien (Philadelphia) Cogeneration Inc.
               1221 Nicollet Mall, Suite 610
               Minneapolis, Minnesota  55403
               Attention:  Vice President-CFO

               Telecopy No. (612) 373-8833

               with a copy to:

               Troutman Sanders LLP
               600 Peachtree Street, N.W.
               Suite 5200
               Atlanta, Georgia  30308-2216
               Attention:  M. Stuart Sutherland, Esq.

               Telecopy No. (404) 885-3900

If to the Security Trustee:

               MeesPierson Capital Corp.
               445 Park Avenue
               New York, New York 10022
               Attn:  Mr. Hendrick Vroege

               Telecopy No.  (212) 801-0420

or to such other address as any party shall from time to time specify in writing. Any notice sent by telecopy shall be confirmed by letter dispatched as soon as practicable thereafter.

          Every notice or demand shall, except so far as otherwise expressly provided by this Guarantee, be deemed to have been received (provided that it is received prior to 2 p.m. New York time), in the case of a telecopy, on the date of dispatch thereof (provided that if the date of dispatch is not a Banking Day in the locality of the party to whom such notice or communication is sent it shall be deemed to have been received on the next following Banking Day in such locality), and, in the case of a letter, at the time of receipt thereof.

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     10.  HEADINGS

          In this Guarantee, Section headings are inserted for convenience of reference only and shall be ignored in the interpretation hereof.

          IN WITNESS WHEREOF, this Guarantee has been duly executed by the Guarantor as of this 17 day of December, 1997.

                                O'BRIEN (PHILADELPHIA) COGENERATION
                                INC.



                                By /s/   Timothy P. Hunstad
                                Name:  Timothy P. Hunstad
                                Title: Vice President-CFO

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